As filed with the Securities and Exchange Commission on April 8, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	45-0478605
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
60 Hampshire Street
Cambridge, Massachusetts 02139
(617) 995-9800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maria Stahl, Esq.
Senior Vice President and
General Counsel
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, Massachusetts 02139
(617) 995-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:
Susan W. Murley, Esq.
Stuart R. Nayman, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-153471
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Proposed maximum
Title of each class of securities	aggregate	Amount of
to be registered (1)	offering price (2)	registration fee (2)
Common Stock, $0.001 par value per share	$9,826,883.55	$1,141

(1) There are being registered hereunder by the registrant such indeterminate number of shares of common stock as will have an aggregate initial offering price not to exceed $9,826,883.55.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed to register an additional $9,826,883.55 of shares of the common stock, par value $0.001 per share, of Idenix Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3. This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-153471), which was declared effective by the Commission on October 17, 2008, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 8th day of April, 2011.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ Ronald C. Renaud, Jr.
	Name:	Ronald C. Renaud, Jr.
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald C. Renaud, Jr. Ronald C. Renaud, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2011

/s/ Daniella Beckman Daniella Beckman	Interim Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 8, 2011

*	Director	April 8, 2011
Charles Cramb

*	Director	April 8, 2011
Wayne Hockmeyer

*	Director	April 8, 2011
Thomas Hodgson

Director
Tamar Howson

*	Director	April 8, 2011
Robert Pelzer

*	Director	April 8, 2011
Denise Pollard-Knight

Director
Anthony Rosenberg

* By:	/s/ Maria Stahl
	Name:	Maria Stahl
	Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description	Incorporated by Reference to
Original
		Filed		SEC Filing	Exhibit
		Herewith	Form	Date	Number
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP	X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)	X

23.2	Consent of Pricewaterhouse Coopers LLP, an Independent Registered Public Accounting Firm	X

24.1	Powers of Attorney		S-3 File No. 333-153471	09/12/2008	24.1